Exhibit 99.1

Robert C. Muffly Richard N. Chassin		OF COUNSEL Joseph D. Becker Chester B. Salomon

Peter M. Hosinski

Robin L. Alperstein

Richard S. Bashner

Michael J. Dougherty

Bonnie Klugman

Eric D. Kuhn

Zeb Landsman

Patrick J. O’Brien

Alec P. Ostrow

David W. Schaaf

Rachel Korn Wasserman

_____________

COUNSEL

Karin P. E. Gustafson

Jordan E. Stern

ATTORNEYS AND COUNSELORS AT LAW 299 Park Avenue New York, New York 10171 Telephone (212) 888-3033 Facsimile (212) 888-0255 www.beckerglynn.com

Kenneth J. Stuart

Peter Van Nuys

_____________

Harold J. G. Brunink

Jesse T. Conan

Jessica A. Dorfman

Sarah Schachne Hirschfeld

Michael D. Margulies

Andrea Marquez-Bottome

Stacey A. Mesler

Michelle R. Mufich

Prashanth Murali

William H. Newman

Anne N. Smith

_____________

Robert B. Glynn (1929-2002)

David J. Melamed (1930-1990)

July 15, 2013

BY EMAIL

Gold Resource Corporation

2886 Carriage Manor Point

Colorado Springs, CO 80906

Attention: Jessica Browne, Esq.

Re:	Resignation

Dear Jessica:

I hereby resign as a director of Gold Resource Corporation, effective immediately.

Very truly yours,

Robert C. Muffly